Contact: Kleyton Parkhurst, SVP
ePlus inc.
investors@eplus.com
703-984-8150

ePlus Reports Fiscal 2012 First Quarter Results

HERNDON, VA – August 4, 2011 – ePlus inc. (Nasdaq NGM: PLUS – news), a leading provider of technology solutions, today announced financial results for its first quarter ended June 30, 2011 of its fiscal year, which ends March 31, 2012.

Revenues totaled $211.5 million, an increase of $22.5 million or 11.9%, compared to $189.0 million in the same quarter last fiscal year.  Total costs and expenses increased 13.3% to $205.3 million, as compared to $181.2 million the prior year’s quarter.  Net earnings decreased 21.4% to $3.7 million, or $0.44 per diluted share, as compared to $4.7 million, or $0.57 per diluted share, in the same quarter last fiscal year.  The Company’s technology business segment, which comprises more than 96% of the Company’s total revenue, reported a slight increase in pre-tax earnings due to an increase in gross profit from sales of product and services, partially offset by an increase in employee costs and related general and administrative expenses as the Company ramped up hiring to expand its geographic footprint and solution offerings.  The decrease in net earnings was also related to a $1.8 million decrease in pre-tax earnings in its financing business segment due to lower transaction volumes.

The Company continued to execute its strategy to grow organically and acquire companies to expand its national footprint and build out its solution offerings.  Over the past 12 months, the Company added 88 personnel in several existing and new locations, and acquired two companies.

Phillip G. Norton, chairman, CEO, and president stated, “We are investing today to accelerate future growth, capture market opportunities, and meet customer demand for advanced technology solutions.  Over the past few months, we’ve had opportunities to hire groups of experienced sales professionals and engineers in desired markets.  We believe this is a very cost-effective method to capture market share.  Although these strategic investments impacted our EPS, they were imperative to meet our strategic growth objectives.  We will continue to take advantage of these types of opportunities as we execute our strategy to drive growth.  With our strong balance sheet, experienced management, and efficient platform, our ability to execute acquisitions and attract top talent is stronger than ever.”

The Company’s geographic developments included new or expanded branches in Richmond and Tidewater, VA, Chicago, Philadelphia/New Jersey, Southern California, Phoenix, South Florida, and Rochester, NY.  The Company has introduced many new advanced solutions to its customers, including its proprietary eCloud solution, collaboration, advanced audio/visual, security, staff augmentation, a completely retooled and improved Managed Services Center, and a Security Operations Center.  During the quarter, the Company acquired NCC Networks, Inc. a security-focused solutions provider that offers a wide variety of security assessment services including vulnerability, wireless, and web application assessments as well as penetration testing and remediation services.

The Company continued to add to its numerous awards and engineering certifications, with a Cisco Gold Partner recertification, a Cisco Master Security recertification, and multiple Microsoft Gold and Silver competencies.  ePlus was ranked #37 in CRN’s VAR500 List, moving up from #86 in last year’s rankings.  ePlus Systems, inc., the company’s wholly-owned software publisher, announced version 7 of its eProcurement solution, Procure+.

Litigation Update
On May 23, 2011, the trial court in the Company’s litigation against Lawson Software, Inc. issued an injunction, ordering Lawson and its successors to immediately stop selling and servicing products relating to its electronic procurement systems that infringe ePlus’ patents.  The injunction also prevents Lawson from any ongoing or future maintenance, training, or installation of its infringing software products. Lawson has appealed the ruling; however, its requests that the injunction be stayed have been denied.

Stockholders’ Equity and Share Repurchase Plan Results
As of June 30, 2011, stockholders’ equity was $214.9 million, or $25.00 per share.  Total cash and cash equivalents were $61.6 million.  During the three months ended June 30, 2011, ePlus repurchased 66,680 shares of its outstanding common stock at an average cost of $24.51 per share, for a total purchase price of $1.6 million.

Quarterly Results
The Company manages its business in two segments, the technology sales business segment and the financing business segment.  The technology sales business segment sells information technology equipment and software and related services primarily to corporate customers on a nationwide basis.  The technology sales business segment also provides Internet-based business-to-business supply chain management solutions for information technology and other operating resources.  The financing business segment offers lease-financing solutions to corporations and governmental entities nationwide.

Technology Sales Business Segment
The results of operations for the technology sales business segment for the three months ended June 30, 2011 and 2010 were as follows (in thousands):

	Three months ended June 30,
	2011	2010	Change
Sales of product and services	$201,966	$175,610	$26,356	15.0%
Fee and other income	1,909	2,201	(292)	(13.3%)
Total revenues	$203,875	$177,811	$26,064	14.7%

Cost of sales, products and services	173,319	150,839	22,480	14.9%
Professional and other fees	2,075	3,235	(1,160)	(35.9%)
Salaries and benefits	20,663	17,141	3,522	20.5%
General and administrative	3,767	2,818	949	33.7%
	4,051	3,778	273	7.2%
Interest and financing costs	20	23	(3)	(13.0%)
Total costs and expenses	$199,844	$174,056	$25,788	14.8%
Segment earnings before tax	$4,031	$3,775	$276	7.4%

Total revenues. Total revenues during the three months ended June 30, 2011 were $203.9 million compared to $177.8 million during the three months ended June 30, 2010, an increase of 14.7%.  During the quarter ended June 30, 2011, the Company implemented new revenue recognition guidance for multiple deliverable arrangements and recognized $4.9 million of revenues for products that were delivered during the quarter and were sold together with services.  In addition, demand for products and services increased over the prior year, partly due to additional products and service offerings obtained through the acquisition of NCC Networks in June 2011 and ITI Technologies in November 2010.

Total costs and expenses. Total costs and expenses for the three months ended June 30, 2011 increased $25.8 million, or 14.8%, to $199.8 million due to increases in cost of sales, products, and services, salaries and benefits, and general and administrative expenses, partially offset by a reduction in professional and other fees. The increase in cost of sales, products, and services was consistent with the increase in sales of products and services.  The gross margin percentage on sales of products and services was 14.2% and 14.1% during the three months ended June 30, 2011 and 2010, respectively.  The gross margin was affected by the customer product mix as well as additional vendor incentives earned, which are subject to change or termination.

Professional and other fees decreased $1.2 million, primarily due to decreased legal and other fees related to the patent infringement litigation.

Salaries and benefits expense increased $3.5 million, driven by increases in the number of employees and commission expenses.  The technology sales business segment had 695 employees as of June 30, 2011, an increase of 93 from 602 at June 30, 2010.  More than 70 percent of the increase in headcount relates to revenue generating sales, marketing, and engineering personnel.  The increase in headcount is related to the Company’s strategy to expand its geographical presence in the continental United States and advanced technology solution offerings.  In addition, commission expenses increased due to the increase in sales of products and services during the quarter.

General and administrative expenses increased $949 thousand, or 33.7%, primarily due to increases in office locations that resulted in higher telecommunications, rent, utilities, and other expenses and an increase in reserves for credit losses.

Segment earnings before tax. As a result of the foregoing, segment earnings increased $276 thousand, or 7.4%, to $4.0 million for the three months ended June 30, 2011.

Financing Business Segment
The results of operations for our financing business segment for the three months ended June 30, 2011 and 2010 were as follows (in thousands):

	Three months ended June 30,
	2011	2010	Change
Lease revenue	$7,434	$10,429	$(2,995)	(28.7%)
Fee and other income	235	777	(542)	(69.8%)
Total revenues	$7,669	$11,206	$(3,537)	(31.6%)

Direct lease costs	2,096	2,834	(738)	(26.0%)
Professional and other fees	350	292	58	19.9%
Salaries and benefits	2,343	2,909	(566)	(19.5%)
General and administrative	266	327	(61)	(18.7%)
	2,614	4,844	(2,230)	(46.0%)
Interest and Financing Costs	362	763	(401)	(52.6%)
Total costs and expenses	$5,417	$7,125	$(1,708)	(24.0%)
Segment earnings before tax	$2,252	$4,081	$(1,829)	(44.8%)

Total revenues. Total revenues decreased by $3.5 million, due to a reduction of $1.0 million in net gain on transfers of financial assets, coupled with decreases in earnings from our investments in direct financing and operating leases due to a reduction in the lease portfolio.  At June 30, 2011, the Company’s investment in leases was $121.7 million as compared to $133.4 million at June 30, 2010.  Fee and other income decreased $542 thousand due to decreases in remarketing fees.

Total costs and expenses. Total costs and expenses decreased $1.7 million, or 24.0%, mostly driven by decreases in direct lease costs, salaries and benefits, and interest and financing costs.  Direct lease costs decreased $738 thousand, or 26.0%, to $2.1 million due to a decrease in depreciation expense for operating leases and a decrease in our provision for credit losses.  Salaries and benefits decreased primarily due to decreases in accrued bonuses.  Interest and financing costs decreased $401 thousand, or 52.6%, to $362 thousand, as compared to $763 thousand during the same period last year. These decreases were primarily the result of lower non-recourse note balances as we utilized our cash for new leases, thus funding fewer leases with non-recourse debt. Non-recourse notes payable decreased 46.6% to $25.0 million at June 30, 2011 as compared to $46.9 million at June 30, 2010.

Segment earnings before tax. As a result of the foregoing, segment earnings before tax decreased $1.8 million, or 44.8%, to $2.3 million for the three months ended June 30, 2011.

Percentage changes stated throughout this press release are calculated based upon numbers from the Company’s financial statements (stated in thousands of dollars), not on the rounded numbers used herein.  Investors are encouraged to read the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011.  Copies are available via the Company’s Web site at http://www.eplus.com, the SEC’s Web site at http://www.sec.gov, or by contacting the Company.

Conference Call Information
The Company will host a conference call on Friday, August 5, 2011 at 11:00 a.m. Eastern time.  The call can be accessed live over the phone by dialing (877) 870-9226, or for international callers, (973) 890-8320.  Reference code: 86403276.  A live webcast will be available via the Company’s investor relations Web site at http://www.eplus.com.

A replay will be available shortly after the call and can be accessed by dialing (855) 859-2056, or for international callers, (404) 537-3406.  The passcode for the replay is 86403276.  The replay will be available until August 19, 2011.  The webcast will also remain available for replay via the Company’s investor relations page of its Web site.

Forward-Looking Statements
Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, possible adverse effects resulting from the recent financial crisis in the credit markets and general slowdown of the U.S. economy such as our current and potential customers delaying or reducing technology purchases, increasing credit risk associated with our customers and vendors, reduction of vendor incentive programs, the possibility of additional goodwill impairment charges, and restrictions on our access to capital necessary to fund our operations; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to adapt to changes in the IT industry and/or rapid change in product standards; our ability to hire and retain sufficient personnel; our ability to realize our investment in leased equipment; our ability to protect our intellectual property; our ability to consummate and integrate acquisitions; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to reserve adequately for credit losses; the impact of competition in our markets; the possibility of defects in our products or catalog content data; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

About ePlus inc.
ePlus is a leading provider of technology solutions.  ePlus enables organizations to optimize their IT infrastructure and supply chain processes by delivering world-class IT products from top manufacturers, professional services, flexible lease financing, proprietary software, and patented business methods.  Founded in 1990, ePlus has more than 750 associates in 20+ locations serving federal, state, municipal, and commercial customers.  The Company is headquartered in Herndon, VA.   For more information, visit http://www.eplus.com, call 888-482-1122, or email info@eplus.com.

ePlus®, eCloud™, Procure+®, and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.  The names of other companies and products mentioned herein may be the trademarks of their respective owners.

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	As of	As of
	June 30, 2011	March 31, 2011
ASSETS	(in thousands)

Cash and cash equivalents	$61,555	$75,756
Accounts receivable—net	120,080	121,771
Notes receivable—net	16,582	5,843
Inventories—net	16,592	9,062
Investment in leases and leased equipment—net	121,651	118,308
Property and equipment—net	1,826	1,817
Other assets	34,225	38,415
Goodwill	22,283	18,604
TOTAL ASSETS	$394,794	$389,576

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Accounts payable—equipment	$11,771	$7,250
Accounts payable—trade	18,936	14,821
Accounts payable—floor plan	64,320	63,845
Salaries and commissions payable	7,272	8,065
Accrued expenses and other liabilities	48,333	49,414
Non-recourse notes payable	25,014	29,592
Deferred tax liability	4,227	4,227
Total Liabilities	179,873	177,214

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued or outstanding	$ -	$ -
Common stock, $.01 par value; 25,000,000 shares authorized; 12,602,019 issued and 8,595,563 outstanding at June 30, 2011 and 12,456,819 issued and 8,519,189 outstanding at March 31, 2011	126	125
Additional paid-in capital	90,318	89,792
Treasury stock, at cost, 4,006,456 and 3,937,630 shares, respectively	(47,684)	(45,998)
Retained earnings	171,627	167,924
Accumulated other comprehensive income—foreign currency translation adjustment	534	519
Total Stockholders' Equity	214,921	212,362
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$394,794	$389,576

ePlus inc. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,
	2011	2010
	(amounts in thousands, except shares and per share data)

Sales of product and services	$201,966	$175,610
Lease revenue	7,434	10,429
Fee and other income	2,144	2,978
TOTAL REVENUES	211,544	189,017

COSTS AND EXPENSES

Cost of sales, product and services	173,319	150,839
Direct lease costs	2,096	2,834
	175,415	153,673

Professional and other fees	2,425	3,527
Salaries and benefits	23,006	20,050
General and administrative expenses	4,033	3,145
Interest and financing costs	382	786
	29,846	27,508

TOTAL COSTS AND EXPENSES (1)	205,261	181,181

EARNINGS BEFORE PROVISION FOR INCOME TAXES	6,283	7,836

PROVISION FOR INCOME TAXES	2,580	3,123

NET EARNINGS	$3,703	$4,713

NET EARNINGS PER COMMON SHARE—BASIC	$0.45	$0.58
NET EARNINGS PER COMMON SHARE—DILUTED	$0.44	$0.57

WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC	8,307,389	8,123,326
WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED	8,489,703	8,306,604

(1) Includes amounts to related parties of $294 thousand for the three months ended June 30, 2010.